UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2021

Angel Oak Mortgage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01.    Entry into a Material Definitive Agreement.

On August 6, 2021, Angel Oak Mortgage, Inc. (the “Company”) and one of its subsidiaries entered into Amendment No. 7 (“Amendment No. 7”) to the Master Repurchase Agreement (the “Nomura Loan Financing Line”) with Nomura Corporate Funding Americas, LLC (“Nomura”). Pursuant to Amendment No. 7 and a related side letter, the Company, its subsidiary and Nomura agreed: (1) to extend the termination date of the Nomura Loan Financing Line from December 3, 2021 to August 5, 2022 (the “Initial Termination Date”); (2) to permit the Company and its subsidiary to request three months prior to the Initial Termination Date to extend the Nomura Loan Financing Line by up to 364 additional days, subject to certain conditions being satisfied; (3) to adjust the pricing rate for certain mortgage loans whereby upon the Company’s or its subsidiary’s repurchase of a mortgage loan, the Company or its subsidiary is required to repay Nomura the adjusted principal amount related to such mortgage loan plus accrued and unpaid interest equal to the sum of (A) the greater of (i) the applicable LIBOR floor and (ii) one-month LIBOR or three-month LIBOR (depending on the type of mortgage loan) and (B) a spread generally ranging from 1.70% to 3.50% depending on the type of loan; (4) that the aggregate repurchase price for (A) all eligible “prime jumbo mortgage loans” and “agency mortgage loans” (together, “Agency/Prime Jumbo Mortgage Loans”) cannot exceed $125.0 million and (B) all non-QM mortgage loans cannot exceed $225.0 million; and (5) Agency/Prime Jumbo Mortgage Loans will not be subject to mark-to-market provisions but instead, with respect to Agency/Prime Jumbo Mortgage Loans with a loan to value ratio greater than 70% (“High LTV Agency/Prime Jumbo Loans”), a margin call is triggered if the difference between (A) the ratio of (i) the sum of all repurchase prices of High LTV Agency/Prime Jumbo Loans to (ii) the market value of all High LTV Agency/Prime Jumbo Loans less (B) the ratio of (i) the sum of all purchase prices of High LTV Agency/Prime Jumbo Loans to (ii) the market value of all High LTV Agency/Prime Jumbo Loans exceeds 4%. A copy of Amendment No. 7 is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description
Exhibit 10.1    Amendment No. 7 to the Master Repurchase Agreement by and among Angel Oak Mortgage, Inc., Angel Oak Mortgage Fund TRS and Nomura Corporate Funding Americas, LLC dated August 6, 2021
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2021	ANGEL OAK MORTGAGE, INC.

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer